FORM OF
                               FEDERAL TAX OPINION


                                                                   (202)274-2000


________________ __, 2000

Boards of Directors
Fidelity Bankshares, Inc.
Fidelity Bankshares, M.H.C.
Fidelity Federal Bank and Trust
218 Datura Avenue
West Palm Beach, Florida 33401


Ladies and Gentlemen:

         You have requested this firm's opinion regarding certain federal income tax consequences which will result from the conversion of Fidelity Bankshares, M.H.C., a federal mutual holding company (the "Mutual Holding Company") into the capital stock form of organization, as effectuated pursuant to the three integrated transactions described below.

         In connection therewith, we have made such investigations as we have deemed relevant or necessary for the purpose of this opinion. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have further assumed the absence of adverse facts not apparent from the face of the instruments and documents we examined and have relied upon the accuracy of the factual matters set forth in the Plan of Conversion and Reorganization (the "Plan") and the Registration Statement filed by Fidelity Bankshares, Inc. (the "Holding Company") with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, and the Application for Conversion on Form AC filed with the Office of Thrift Supervision (the "OTS").

         Our opinion is based upon the existing provisions of the Internal Revenue Code of 1986, as amended (the "Code), and regulations thereunder (the "Treasury Regulations"), and upon current Internal Revenue Service ("IRS") published rulings and existing court decisions, any of which could be changed at any time. Any such changes may be retroactive and could significantly modify the statements and opinions expressed herein. Similarly, any change in the facts and assumptions stated below, upon which this opinion is based, could modify the conclusions. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.



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Boards of Directors
Fidelity Bankshares, Inc.
Fidelity Bankshares, M.H.C.
Fidelity Federal Bank and Trust
____________ __, 2000
Page 2


         We, of course, opine only as to the matters we expressly set forth, and no opinions should be inferred as to any other matters or as to the tax treatment of the transactions that we do not specifically address. We express no opinion as to other federal laws and regulations, or as to laws and regulations of other jurisdictions, or as to factual or legal matters other than as set forth herein.

         For purposes of this opinion, we are relying on the opinion of RP Financial LC, the appraiser of the Holding Company, to the effect that the subscription rights distributed to Eligible Account Holders and Supplemental Eligible Account Holders have no value. We are also relying on the representations provided to us by the Mutual Holding Company, Fidelity Federal Bank and Trust (as described below), and the Holding Company, as set forth in the affidavits of the authorized officers of each of the aforementioned entities, incorporated herein by reference. Capitalized terms used but not defined herein shall have the same meaning as set forth in the Plan.

Description of Proposed Transactions

         Based solely upon our review of the documents described above, and in reliance upon such documents, we understand that the relevant facts are as follows.

         Based solely upon our review of the documents described above, and in reliance upon such documents, we understand that the relevant facts are as follows. On __________, 1994, the Fidelity Federal Savings Bank of Florida, a federally chartered mutual savings bank ("Fidelity Federal") reorganized from a mutual savings bank to become the majority-owned stock subsidiary of the Mutual Holding Company. To accomplish this transaction, Fidelity Federal organized the Fidelity Federal Savings Bank of Florida, a federally chartered stock bank (the "Bank"), as a wholly-owned subsidiary. Fidelity Federal then transferred substantially all of its assets and liabilities, including all of its deposit-taking, lending and other banking functions and its corporate name to the newly created stock savings bank called Fidelity Federal Savings Bank of Florida. Fidelity Federal then converted its charter to a mutual holding company charter to become the Mutual Holding Company.

         In connection with the foregoing transaction, the Bank sold less than 50% of its outstanding shares of Bank common stock to depositors, certain tax-qualified plans and members of the public (the "Bank Minority
Stockholders"). The remaining shares of Bank common stock were held by the Mutual Holding Company. The reorganization of Fidelity Federal into the mutual holding company form of organization, and the sale to the Bank Minority Stockholders of stock in the Bank, are sometimes herein collectively referred to as the "MHC Reorganization." On ___________, _______, the Bank reorganized into a two-tier holding company form of organization whereby Fidelity


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Boards of Directors
Fidelity Bankshares, Inc.
Fidelity Bankshares, M.H.C.
Fidelity Federal Bank and Trust
____________ __, 2000
Page 3


Bankshares, Inc., a Delaware-chartered mutual holding company with the power to issue stock ("Mid-Tier Holding Company") became the parent of the Bank and the Mid-Tier Holding Company became the majority owned subsidiary of the Mutual Holding Company. To accomplish this transaction, the Bank chartered the Mid-Tier Holding Company as a wholly owned subsidiary and the Mid-Tier Holding Company chartered an interim federal stock savings bank as a wholly owned subsidiary. The interim federal savings bank then merged into the Bank with the Bank's shareholders, including the Mutual Holding Company, receiving shares of the Mid-Tier Holding Company in exchange for their shares of Bank common stock. The shares of the Mid-Tier Holding Company owned by the Bank were canceled.

         On November 21, 2000, the Board of Directors of the Mutual Holding Company adopted the Plan of Conversion and Reorganization ("Plan") providing for the conversion of the Mutual Holding Company from a federally chartered mutual holding company to a Delaware stock corporation to be named "Fidelity Bankshares, Inc."

         At the present time, three transactions referred to as the "MHC Merger", the "Mid-Tier Merger", and the "Bank Merger" are being undertaken. Pursuant to the Plan, the conversion ("Conversion") will be effected in the following steps, each of which will be completed contemporaneously.

         (i) The Bank will establish the Holding Company as a first-tier Delaware chartered stock holding company subsidiary.

         (ii) The Holding Company will charter an interim federal savings bank ("Interim") as a wholly owned subsidiary.

         (iii) The Mutual Holding Company will charter a federal mid-tier stock holding company ("Federal Mid-Tier") as a wholly owned subsidiary.

         (iv) The Mid-Tier Holding Company will merge into Federal Mid-Tier, with Federal Mid- Tier as the resulting entity.

         (v) Federal Mid-Tier will convert into or exchange its charter for an interim federal stock savings bank (which shall continue to be referred to as "Federal Mid-Tier") and will merge with and into the Bank (the "Mid-Tier Merger"), with the Bank as the resulting entity, and the Federal Mid-Tier stockholders (formerly shareholders of Mid-Tier


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Boards of Directors
Fidelity Bankshares, Inc.
Fidelity Bankshares, M.H.C.
Fidelity Federal Bank and Trust
____________ __, 2000
Page 4


                  Holding Company) will constructively receive shares of the Bank common stock in exchange for their Federal Mid-Tier common stock.

         (vi) The Mutual Holding Company will exchange its charter for an interim stock savings bank charter and simultaneously merge with and into the Bank (the MHC Merger"), and shares of common stock of the Bank constructively held by the Mutual Holding Company will be canceled and each Eligible Account Holder and Supplemental Eligible Account Holder will receive an interest in a Liquidation Account of the Bank in exchange for such person's interest in the Mutual Holding Company.

         (vii) Contemporaneously with the MHC Merger, Interim will merge with and into the Bank, with the Bank as the surviving entity (the "Bank Merger"). Constructive shareholders of the Bank (i.e., Minority Holders) will exchange the shares of Bank common stock that they constructively received in the Mid-Tier Merger for Holding Company Common Stock.

         (viii) Contemporaneously with the Bank Merger, the Holding Company will offer for sale its common stock in the Offering.

         As part of the conversion, each of the Minority Shares shall automatically, without further action of the holder thereof, be converted into and become the right to receive Holding Company common Stock based upon the exchange ratio ("Exchange Ratio"). Options to purchase shares of Mid-Tier Holding Company common stock which are outstanding immediately prior to the consummation of the Conversion will be converted into options to purchase shares of Holding Company Common Stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged, and with the duration of the option remaining unchanged.

         As a result of the Mid-Tier Merger, the MHC Merger and the Bank Merger, the Holding Company will be a publicly held corporation, will register the Holding Company Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will become subject to the rules and regulations thereunder and file periodic reports and proxy statements with the SEC. The Bank will become a wholly owned subsidiary of the Holding Company and will continue to carry on its business and activities as conducted immediately prior to the Conversion.



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Boards of Directors
Fidelity Bankshares, Inc.
Fidelity Bankshares, M.H.C.
Fidelity Federal Bank and Trust
____________ __, 2000
Page 5


         The stockholders of the Holding Company will be the former Minority Stockholders of the Mid-Tier Holding Company immediately prior to the MHC Merger, plus those persons who purchase shares of Holding Company Common Stock in the Offering. Nontransferable rights to subscribe for the Holding Company Common Stock have been granted, in order of priority, to depositors of the Bank who have account balances of $50.00 or more as of the close of business on October 31, 1999 ("Eligible Account Holders"), the Bank's tax-qualified employee plans ("Employee Plans"), depositors of the Bank who have account balances of $50.00 or more as of the close of business on _______________, 200_ ("Supplemental Eligible Account Holders"), other members of the Bank (other than Eligible Account Holders and Supplemental Eligible Account Holders) ("Other Members"), and owners of shares of Bank common stock other than the Mutual Holding Company. Subscription rights are nontransferable. The Holding Company will also offer shares of Holding Company Common Stock not subscribed for in the subscription offering, if any, for sale in a community offering to certain members of the general public.

Opinions

         Based on the foregoing description of the MHC Merger, the Mid-Tier Merger and the Bank Merger, and subject to the qualifications and limitations set forth in this letter, we are of the opinion that:

         1.  The  conversion  of  the  Mutual  Holding  Company  to a  federally chartered interim stock savings association will constitute a mere change in identity, form or place of organization within the meaning of section 368(a)(1)(F) of the Code.

         2. The merger of the Mid-Tier Holding Company into Federal Mid-Tier with Federal Mid-Tier as the surviving entity will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code.

         3. The conversion of the Federal Mid-Tier to a federally chartered interim stock savings association (which we shall continue to refer to as "Federal Mid-Tier") will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code.

         4. The Mid-Tier Merger qualifies as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code. (Section 368(a)(1)(A) of the Code.)



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Boards of Directors
Fidelity Bankshares, Inc.
Fidelity Bankshares, M.H.C.
Fidelity Federal Bank and Trust
____________ __, 2000
Page 6


         5. The Federal Mid-Tier will not recognize any gain or loss on the transfer of its assets to the Bank in exchange for shares of common stock in the Bank which are constructively received by Minority Stockholders and the Mutual Holding Company. (Section 361 of the Code.)

         6. No gain or loss will be recognized by the Bank upon the receipt of the assets of Federal Mid-Tier in the Mid-Tier Merger (Section 1032(a) of the Code).

         7. The basis of the assets of the Federal Mid-Tier (other than stock in the Bank) to be received by Bank will be the same as the basis of such assets in the hands of Federal Mid-Tier immediately prior to the transfer. (Section 362(b) of the Code.)

         8. The holding period of the assets of Federal Mid-Tier (other than stock in Bank) to be received by Bank will include the holding period of those assets in the hands of Federal Mid-Tier immediately prior to the transfer. (Section 1223(2) of the Code.)

         9. Federal Mid-Tier shareholders (formerly shareholders of Mid-Tier Holding Company) will not recognize any gain or loss upon their constructive or actual exchange of Federal Mid-Tier common stock for Bank common stock.

         10. The MHC Merger qualifies as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code. (Section 368(a)(1)(A) of the Code.)

         11. The exchange of the members' equity interests in the Mutual Holding Company for interests in a Liquidation Account established in the Bank in the MHC Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations (cf. Rev. Rul. --- 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54).

         12. The Mutual Holding Company will not recognize any gain or loss on the transfer of its assets to the Bank in exchange for an interest in a Liquidation Account established in the Bank for the benefit of the Mutual Holding Company's members who remain depositors of the Bank. (Section 361 of the Code.)

         13. No gain or loss will be recognized by the Bank upon the receipt of the assets of the Mutual Holding Company in the MHC Merger in exchange for the transfer to the members of the Mutual Holding Company of an interest in the Liquidation Account in the Bank. (Section 1032(a) of the Code.)


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Boards of Directors
Fidelity Bankshares, Inc.
Fidelity Bankshares, M.H.C.
Fidelity Federal Bank and Trust
____________ __, 2000
Page 7



         14. Persons who have an interest in the Mutual Holding Company will recognize no gain or loss upon the receipt of an interest in the Liquidation Account in the Bank in exchange for their voting and liquidation rights in the Mutual Holding Company. (Section 354(a) of the Code).

         15. The basis of the assets of Mutual Holding Company (other than stock in the Bank) to be received by Bank will be the same as the basis of such assets in the hands of the Mutual Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

         16. The holding period of the assets of the Mutual Holding Company in the hands of the Bank will include the holding period of those assets in the hands of the Mutual Holding Company.
(Section 1223(2) of the Code.)

         17. The Bank Merger qualifies as a reorganization within the meaning of
Section 368(a)(1)(A) of the Code, pursuant to Section 368(a)(2)(E) of the Code. For these purposes, each of the Bank, the Holding Company and Interim are "a party to the reorganization" within the meaning of Section 368(b) of the Code.

         18. Interests in the Liquidation Account established at the Bank, and the shares of Bank common stock held by Mutual Holding Company prior to consummation of the MHC Merger, will be disregarded for the purpose of determining that an amount of stock in the Bank which constitutes "control" of such corporation was acquired by the Holding Company in exchange for shares of common stock of the Holding Company pursuant to the Bank Merger (Code Section 368(c)).

         19. The exchange of shares of Bank common stock for the shares of the Holding Company Common Stock in the Bank Merger, following consummation of the Mid-Tier Merger and the MHC Merger, will satisfy the continuity of interest requirement of Income Tax Regulation Section 1.368- 1(b) in the Bank Merger.

         20. Interim Savings Bank will not recognize any gain or loss on the transfer of its assets to Bank in exchange for Bank common stock and the assumption by Bank of the liabilities, if any, of Interim. (Section 361(a) and 357(a) of the Code.)

         21. The Holding Company will not recognize any gain or loss upon its receipt of Bank common stock in exchange for Interim Savings Bank common stock. (Section 354(a) of the Code.)

         22. Bank shareholders will not recognize any gain or loss upon their exchange of Bank common stock solely for shares of Holding Company Common Stock. (Section 354(a) of the Code.)



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Boards of Directors
Fidelity Bankshares, Inc.
Fidelity Bankshares, M.H.C.
Fidelity Federal Bank and Trust
____________ __, 2000
Page 8


         23. The payment of cash to the Minority Stockholders in lieu of fractional shares of Holding Company will be treated as though the fractional shares were distributed as part of the Bank Merger and then redeemed by Holding Company. The cash payments will be treated as distributions in full payment for the fractional shares deemed redeemed under Section 302(a) of the Code, with the result that such shareholders will have short-term or long-term capital gain or loss to the extent that the cash they receive differs from the basis allocable to such fractional shares. (Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574)

         24. Each Bank shareholder's aggregate basis in his or her Holding Company Common Stock received in the exchange will be the same as the aggregate basis of the Bank common stock surrendered in exchange therefor. (Section 358(a) of the Code.)

         25. Each Bank shareholder's holding period in his or her Holding Company Common Stock received in the exchange will include the period during which the Bank common stock surrendered was held, provided that the Bank common stock surrendered is a capital asset in the hands of the Bank shareholder on the date of the exchange. (Section 1223(1) of the Code.)

         26. No gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon distribution to them of subscription rights to purchase shares of Holding Company Common Stock, provided that the amount to be paid for the Holding Company Common Stock is equal to the fair market value of the Holding Company Common Stock.

         27. No gain or loss will be recognized by Holding Company on the receipt of money in exchange for Holding Company Common Stock sold in the Offering. (Section 1032 of the Code.)

         We hereby consent to the filing of the opinion as an exhibit to the MHC's Application for Approval for Conversion filed with the Commissioner and to the Holding Company's Registration Statement on Form S-1 as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Application for Approval of Conversion and S-1 under the captions "The Conversion-Tax Aspects" and "Legal Opinions."

                                            Very truly yours,

                                            LUSE LEHMAN GORMAN POMERENK &
                                            SCHICK, A PROFESSIONAL CORPORATION


                                            By:
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